Exhibit 99.1

Core Resource Management, Inc.
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Core Resource Management, Inc. (herein referred to as “Core” or the “Company”) and Nitro Petroleum, Inc. (“Nitro”) after giving effect to Core’s acquisition of Nitro that was completed on December 18, 2015 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to Core’s acquisition of Nitro based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 is presented as if the acquisition of Nitro had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the assumed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as the Company finalizes the valuations of the net tangible and intangible assets acquired.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, Nitro’s Annual Report on Form 10-K for the year ended January 31, 2014 and Nitro’s Quarterly Report on Form 10-Q as of and for the nine months ended October 31, 2014.

CORE RESOURCE MANAGEMENT, INC.
Summary Pro Forma Consolidated Balance Sheet
September 30, 2014
(Unaudited)

	Historical			Consolidated
	Core Resource Management, Inc. (1)	Nitro Petroleum, Inc. (2)		Pro Forma Adjustments	Pro Forma
Assets
Current assets	$291,916	$402,507		$-	$694,423
Property and equipment, net	44,415	41,353		-	85,768
Oil and gas properties, net	1,853,171	2,257,939		-	4,111,110
Goodwill	-	-	(3)	880,046	880,046
Other assets	321,595	(334,622)	(3)	(1,216)	(14,243)
Total Assets	$2,511,097	$2,367,177		$878,830	$5,757,104

Liabilities and Stockholders' Equity
Current liabilities	$211,618	$665,306		$-	$876,924
Asset retirement obligation	1,508	33,309		-	34,817
Long-term liabilities	1,266,292	-		-	1,266,292
Stockholders' equity	1,031,679	1,668,562	(3)(4)	878,830	3,579,071
Total Liabilities and Stockholders' Equity	$2,511,097	$2,367,177		$878,830	$5,757,104

CORE RESOURCE MANAGEMENT, INC.
Summary Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2014
(Unaudited)

	Historical		Consolidated
	Core Resource Management, Inc. (1)	Nitro Petroleum, Inc. (2)	Pro Forma Adjustments	Pro Forma
Total revenue	$204,716	$855,891	$-	$1,060,607

Lease operating expenses	37,076	359,649	-	396,725
General and administration expenses	1,442,721	394,818	-	1,837,539
Depletion, depreciation, amortization and accretion	76,741	126,689	-	203,430
Debt inducement expenses	2,075,458	-	-	2,075,458
Interest expenses	266,732	6,723	-	273,455
Total expenses	3,898,728	887,879	-	4,786,607

Net income (loss) attributable to Core Resource Management, Inc.	$(3,694,012)	$(31,988)	$-	$(3,726,000)

Pro forma net income (loss) per common share	$(0.29)			$(0.29)

Weighted average common shares outstanding	12,563,493			12,699,817

CORE RESOURCE MANAGEMENT, INC.
Summary Pro Forma Consolidated Statement of Operations
For the Fiscal Year Ended December 31, 2013
(Unaudited)

	Historical		Consolidated
	Core Resource Management, Inc. (1)	Nitro Petroleum, Inc. (2)	Pro Forma Adjustments	Pro Forma
Total revenue	$81,084	$1,264,884	$-	$1,345,968

Lease operating expenses	-	566,123	-	566,123
General and administration expenses	1,484,704	1,177,743	-	2,662,447
Impairment loss	-	99,356	-	99,356
Depletion, depreciation, amortization and accretion	148,069	133,769	-	281,838
Interest expenses	452,819	13,182	-	466,001
Total expenses	2,085,592	1,990,173	-	4,075,765

Net loss attributable to Core Resource Management, Inc.	$(2,004,508)	$(725,289)	$-	$(2,729,797)

Pro forma net loss per common share	$(0.21)			$(0.27)

Weighted average common shares outstanding	9,551,627			10,257,297

Core Resource Management, Inc.
 Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1)	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2014 combines Core’s historical condensed consolidated balance sheet with the historical condensed consolidated balance sheet of Nitro and has been prepared as if our acquisition of Nitro had occurred on September 30, 2014. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and for the nine months ended September 30, 2014 combine our historical condensed consolidated statements of operations with Nitro’s historical statements of income and have been prepared as if the acquisition had occurred on January 1, 2013. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase price consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on Core management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Nitro based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

(2)	Preliminary Purchase Consideration and Related Allocation

On August 28, 2014, Core, Nitro, and Core Resource Management Holding Co. ("Acquisition Subsidiary"), a direct, wholly owned subsidiary of Core, entered into an Agreement and Plan of Merger which provides that Core will acquire all of the issued and outstanding shares of common stock of NITRO. Pursuant to the merger agreement, Acquisition Subsidiary will merge with and into NITRO, with NITRO being the surviving company in the merger.

In the merger, each NITRO stockholder will receive .0952 shares of Core common stock for each share of NITRO common stock that the stockholder owns. No fractional shares of Core common stock will be issued in the merger, and NITRO stockholders will receive cash in lieu of any fractional shares of Core common stock. Core stockholders will continue to own their existing shares.

The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date of September 30, 2014 and the related estimated useful lives of the amortizable intangible assets acquired:

Total purchase price*	$2,548,608
Estimated fair value of net assets acquired	1,668,562
Total estimated goodwill recorded	880,046

*$1,216 of stock ownership in Nitro is included

The Company believes the amount of goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies from future growth, will benefit the stockholders of both companies by creating a larger, more diversified company that is better positioned to compete in the domestic oil and gas marketplace. Goodwill is not expected to be deductible for tax purposes. In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, the Company will record an expense for the amount impaired during the fiscal quarter in which the determination was made.

Upon completion of the fair value assessment, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

(3)	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:
(1)   Reflects the historical results of operations as of nine months ended September 30, 2014 and financial position of the Company as of September 30, 2014.
(2)   Reflects the historical results of operations as of nine months ended October 31, 2014 and financial position of Nitro as of October 31, 2014.
(3)   The unaudited pro forma condensed combined financial information was prepared based on the purchase price of $2,547,392 and allocation to the identifiable assets acquired and liabilities assumed. The purchase price was determined and allocated for accounting purposes as follows:
Total purchase price*	$2,548,608
Estimated fair value of net assets acquired	1,668,562
Total estimated goodwill recorded	880,046

*$1,216 of stock ownership in Nitro is included
(4)	Reflects the issuance of 707,609 new shares for the acquisition of Nitro